Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the inclusion in Pulmatrix, Inc.’s Registration Statement on Form S-4 (the “Registration Statement”) of our report dated May 6, 2026, relating to the financial statements of Eos SENOLYTIX, Inc. as of December 31, 2025 and 2024, and for the year ended December 31, 2025 and for the period from October 15, 2024 (date of inception) through December 31, 2024.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Stephano Slack LLC

Wayne, Pennsylvania

August 3, 2026